Exhibit 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

Hardinge Reports Fourth Quarter and Full Year 2016 Results

ELMIRA, N.Y., February 9, 2017 - Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, reported financial results for its fourth quarter and year ended December 31, 2016.

•	Orders for the fourth quarter increased 22% to $90.4 million compared with the prior-year period on strength in all regions: Europe up 37%, Asia up 26% and North America up 4%

•	Sales for the quarter were $86.8 million and demonstrated a measurable improvement over the previous three quarters of 2016

•	Net income for the quarter was $3.7 million, or $0.29 per diluted share; Non-GAAP(1) adjusted net income was $4.1 million, or $0.31 per diluted share

Richard L. Simons, President and Chief Executive Officer, commented, “We ended 2016 in a much better position than where we started. Market conditions are improving with the order trend in the second half of 2016 healthier than the first half. The restructuring program we worked on most of the year has also proven successful. It was accomplished on time and on budget and, importantly, is achieving our cost reduction goals.”
He concluded, “Based on our strong backlog and favorable outlook, we expect sales to moderately improve in 2017. Additionally, we are confident that the effects of our restructuring program will be demonstrated in our financial results.”
(1) Management believes that the use of non-GAAP financial measures help in the understanding of the Company's operating performance. See pages 9 and 10 of this release for the reconciliation tables between reported amounts and non-GAAP measures discussed in this document.

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

Sales, Orders and Backlog for the Quarter and Full Year
(Please refer to the Sales and Orders tables included in this release)
North America: Market conditions in the U.S. have begun to improve. North America sales were up 5% in the quarter, while orders increased by 4%. For the full year, sales were down 15% reflecting the weak industrial economy over the last two years. Orders, however, improved by 3% over 2015 as the inquiry activity in the U.S. was higher in the second half of 2016.
Europe: Political uncertainty in Europe contributed to a 12% decline in sales during the fourth quarter. For the full year, Europe sales were down 6%. Excluding the $2.0 million negative impact from foreign currency translation, sales were down 4% in 2016. Encouragingly, orders in the fourth quarter increased by 37%. For the full year, orders were down 5%, partly due to unfavorable foreign currency effect.
Asia: While Asia’s rate of economic growth remains softer than it has in the past, activity in the second half of 2016 also strengthened in this market. Fourth quarter sales improved by 8%. The Company believes the increase was related to the positive impact of its focus on industries and customers that favor high-precision products and custom solutions combined with improving market conditions. Orders for the quarter of $36.8 million, up 26% over the prior-year period, reached their highest level since 2011. Sales to Asia for the full year 2016 were relatively unchanged and orders for the full year were down 3%; however, after adjusting for the impact of foreign exchange, both sales and orders increased in 2016.
Consolidated Backlog: Order backlog at December 31, 2016 was $117.0 million, down slightly from the end of the trailing third quarter, but up 15% over the December 31, 2015 backlog.
Fourth Quarter Operating Results (comparisons are to the prior-year period except where noted)

•	Gross profit for the quarter was $28.1 million, or 32.4% of sales, down from the prior-year period due to the mix of sales which included fewer specialized machine tool solutions

•	Selling, general and administrative (“SG&A”) expense declined $1.3 million, or 6%, from savings realized from the recently completed restructuring program and the favorable impact of foreign exchange

•
Income from operations was $5.0 million. On a non-GAAP(1) adjusted basis, income from operations was $5.3 million compared with $6.3 million last year. As a percent of sales, adjusted income from operations was 6.1%.

2016 Full Year Review (comparisons are to the prior-year period except where noted)

•	Gross margin of 33.4% was relatively unchanged

•	The impact of lower sales volume and less favorable product mix was more than offset by reduced costs

•	SG&A was down $1.6 million to $79.6 million

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

•
SG&A had a favorable foreign currency impact of approximately $2.1 million and was unfavorably impacted by $1.8 million in additional expenses related to severance and the Company’s strategic review initiative

•	Excluding those aforementioned items, 2016 SG&A decreased by $1.3 million, mostly as a result of savings from the recently completed restructuring program

•	Restructuring expenses in 2016 were $0.7 million compared with $3.6 million in 2015.

•	Income from operations was $3.4 million. Non-GAAP(1) adjusted income from operations declined on lower sales to $6.6 million, or 2.2% of sales, compared with $9.9 million, or 3.1% of sales, in 2015.
Webcast and Conference Call
Hardinge will host a conference call and webcast today at 11:00 a.m. ET. During the conference call and webcast, Richard L. Simons, President and CEO, and Douglas J. Malone, Vice President and CFO, will review the financial and operating results for the quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. Supplemental slides will be made available on Hardinge’s website at http://ir.hardinge.com/events.cfm.
The conference call can be accessed by calling (201) 689-8560. The listen-only audio webcast can be monitored at http://ir.hardinge.com/events.cfm.
A telephonic replay will be available from 2:00 p.m. ET today through Thursday February 16, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13654118. Alternatively, the archive can be heard on the Company’s website at http://ir.hardinge.com/events.cfm. A transcript will also be posted to the website, once available.
About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces.  With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.
Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

The Company regularly posts information on its website: http://www.hardinge.com.
Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)

Sales	$86,795	$86,960	$292,013	$315,249
Cost of sales	58,716	56,608	194,486	210,711
Gross profit	28,079	30,352	97,527	104,538
Gross profit margin	32.4%	34.9%	33.4%	33.2%

Selling, general and administrative expenses	19,426	20,675	79,647	81,271
Research & development	3,561	3,425	13,514	14,140
Restructuring charges	53	2,681	661	3,558
Other expense, net	61	356	310	632
Operating Income	4,978	3,215	3,395	4,937
Operating margin	5.7%	3.7%	1.2%	1.6%

Interest expense	128	183	555	655
Interest income	(35)	(76)	(227)	(156)
Income before income taxes	4,885	3,108	3,067	4,438
Income taxes	1,177	349	1,843	1,828

Net income	$3,708	$2,759	$1,224	$2,610

Per share data:
Basic earnings per share:	$0.29	$0.22	$0.10	$0.20

Diluted earnings per share:	$0.29	$0.21	$0.09	$0.20

Cash dividends declared per share:	$0.02	$0.02	$0.08	$0.08

Weighted avg. shares outstanding: Basic	12,854	12,793	12,824	12,776
Weighted avg. shares outstanding: Diluted	12,923	12,886	12,909	12,872

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

HARDINGE INC. AND SUBSIDIARIES
 Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$28,255	$32,774
Restricted cash	2,923	2,192
Accounts receivable, net	55,573	56,945
Inventories, net	107,018	110,232
Other current assets	6,926	7,212
Total current assets	200,695	209,355

Property, plant and equipment, net	56,961	62,025
Goodwill	6,579	6,620
Other intangible assets, net	26,730	28,018
Other non-current assets	6,585	4,920
Total non-current assets	96,855	101,583
Total assets	$297,550	$310,938

Liabilities and shareholders’ equity
Accounts payable	$24,920	$24,696
Accrued expenses	25,629	27,964
Customer deposits	18,215	19,845
Accrued income taxes	1,160	1,919
Current portion of long-term debt	2,923	5,621
Total current liabilities	72,847	80,045

Long-term debt	2,970	5,985
Pension and postretirement liabilities	58,840	57,322
Deferred income taxes	3,800	3,088
Other liabilities	3,152	3,393
Total non-current liabilities	68,762	69,788
Commitments and contingencies
Common stock ($0.01 par value, 20,000,000 authorized; 12,903,037 issued and 12,893,794 outstanding as of December 31, 2016, and 12,856,716 issued and 12,838,227 outstanding as of December 31, 2015)	129	128
Additional paid-in capital	121,015	120,524
Retained earnings	89,557	89,368
Treasury shares (at cost, 9,243 as of December 31, 2016, and 18,489 as of December 31, 2015)	(104)	(202)
Accumulated other comprehensive loss	(54,656)	(48,713)
Total shareholders’ equity	155,941	161,105
Total liabilities and shareholders’ equity	$297,550	$310,938

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31, 2016	December 31, 2015
Operating activities
Net income	$1,224	$2,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,789	8,824
Debt issuance costs amortization	131	134
Deferred income taxes	689	(768)
Gain on sale of assets	(38)	(26)
Unrealized foreign currency transaction loss	524	404
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(284)	3,942
Restricted cash	(927)	827
Inventories	252	(1,442)
Other assets	(372)	834
Accounts payable	141	450
Customer deposits	(776)	7,762
Accrued expenses	(3,964)	3,250
Accrued pension and postretirement liabilities	(92)	(74)
Net cash provided by operating activities	5,297	26,727

Investing activities
Capital expenditures	(2,479)	(4,210)
Proceeds from sales of assets	118	69
Net cash used in investing activities	(2,361)	(4,141)

Financing activities
Proceeds from short-term notes payable to bank	42,820	32,502
Repayments of short-term notes payable to bank	(42,114)	(32,502)
Repayments of long-term debt	(5,761)	(4,464)
Dividends paid	(1,052)	(1,037)
Purchases of treasury stock	(368)	(201)
Net cash used in financing activities	(6,475)	(5,702)

Effect of exchange rate changes on cash	(980)	(403)
Net (decrease) increase in cash	(4,519)	16,481

Cash and cash equivalents at beginning of period	32,774	16,293

Cash and cash equivalents at end of period	$28,255	$32,774

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

HARDINGE INC. AND SUBSIDIARIES
Sales by Region
(in thousands)

	Quarter Ended
	December 31, 2016		December 31, 2015		September 30, 2016
Sales to Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	29,744	34%	28,431	5%	24,780	20%
Europe	27,026	31%	30,716	(12)%	18,271	48%
Asia	30,025	35%	27,813	8%	24,160	24%
Total	86,795		86,960	-%	67,211	29%

	Twelve months ended
	December 31, 2016		December 31, 2015
Sales to Customers in	$	% of Total	$	Year-over-Year % Change
North America	92,668	32%	108,470	(15)%
Europe	91,381	31%	97,269	(6)%
Asia	107,964	37%	109,510	(1)%
Total	292,013		315,249	(7)%

HARDINGE INC. AND SUBSIDIARIES
Orders by Region
(in thousands)

	Quarter Ended
	December 31, 2016		December 31, 2015		September 30, 2016
Orders from Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	25,378	28%	24,305	4%	26,740	(5)%
Europe	28,248	31%	20,610	37%	20,412	38%
Asia	36,778	41%	29,133	26%	27,457	34%
Total	90,404		74,048	22%	74,609	21%

	Twelve months ended
	December 31, 2016		December 31, 2015
Orders from Customers in	$	% of Total	$	Year-over-Year % Change
North America	101,541	33%	98,809	3%
Europe	92,648	30%	97,223	(5)%
Asia	116,683	37%	120,045	(3)%
Total	310,872		316,077	(2)%

-MORE-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

Hardinge believes that providing non-GAAP financial measures such as adjusted operating income, adjusted net income, and adjusted earnings per diluted share is important for investors and other readers of Hardinge's financial statements, as they are used as an analytical indicator by Hardinge management to better understand its operating performance.

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015
	Amount	% of Sales	Amount	% of Sales
Operating income as reported	$4,978	5.7%	$3,215	3.7%
Adjustments to reported operating income:
Restructuring charges	53	0.1	2,681	3.1
Professional fees for strategic review process	42	0.1	414	0.4
Pension settlement adjustment	(132)	(0.2)	—	—
Other adjustments	371	0.4	—	—
Non-GAAP operating income as adjusted	$5,312	6.1%	$6,310	7.2%

	Year Ended December 31, 2016		Year Ended December 31, 2015
	Amount	% of Sales	Amount	% of Sales
Operating income as reported	$3,395	1.2%	$4,937	1.6%
Adjustments to reported operating income:
Restructuring charges	661	0.2	3,558	1.1
Professional fees for strategic review process	1,270	0.4	756	0.2
Pension settlement adjustment	633	0.2	—	—
Inventory adjustment	—	—	679	0.2
Other adjustments	666	0.2	—	—
Non-GAAP operating income as adjusted	$6,625	2.2%	$9,930	3.1%

-END-

Hardinge Reports Fourth Quarter 2016 Results
February 9, 2017

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015
	Amount	EPS	Amount	EPS

Net income as reported	$3,708	$0.29	$2,759	$0.21
Adjustments to reported net income, net of taxes:
Restructuring charges	53	—	2,681	0.21
Professional fees for strategic review process	42	—	414	0.03
Pension settlement adjustment	(108)	(0.01)	—	—
Other adjustments	371	0.03	—	—
Non-GAAP net income as adjusted	$4,066	$0.31	$5,854	$0.45

	Year Ended December 31, 2016		Year Ended December 31, 2015
	Amount	EPS	Amount	EPS

Net income as reported	$1,224	$0.09	$2,610	$0.20
Adjustments to reported net income, net of taxes:
Restructuring charges	661	0.05	3,558	0.28
Professional fees for strategic review process	1,270	0.10	756	0.06
Pension settlement adjustment	517	0.04	—	—
Inventory adjustment	—	—	679	0.05
Other adjustments	666	0.05	—	—
Non-GAAP net income as adjusted	$4,338	$0.33	$7,603	$0.59

-END-